Exhibit 32

Certification of Principal Executive and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350 and in connection with the Quarterly Report on Form 10-Q of Nuo Therapeutics, Inc. (the “Company”) for the period ended March 31, 2024 (the “Report”), I, David E. Jorden, Chief Executive and Chief Financial Officer of the Company, hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2024 /s/ David E. Jorden David E. Jorden Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.